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                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


    Date of Report  (Date of earliest event reported)  September 27, 1996


                           Brauvin Real Estate Fund 3
            (Exact name of registrant as specified in its charter)


                  Delaware            0-11975          36-3290420
                (State or other    (Commission        (IRS Employer
              jurisdiction of     File Number)      Identification
                 organization)                           Number)


    150 South Wacker Drive,  Suite 3200,  Chicago, Illinois    60606
              (Address of principal executive offices)       (Zip Code)


    Registrant's telephone number, including are code        (312) 443-0922


                                 Not Applicable
     (Former name or former address, if changed since last report)
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Item 2.Acquisition or Disposition of Assets

    On September 27, 1996, the Partnership sold the Bear Canyon III Office Building to an unaffiliated third party for approximately $1,795,000. The net sales proceeds to the Partnership was approximately $348,700.
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Item 5.    Other Information

    The proceeds of the sale will be used to pay outstanding obligations of the Partnership and to establish necessary reserves for the liquidation of the partnership.

    Upon the completion of the sale the Brauvin Real Estate Fund L.P. 3 will be dissolved.



Item 7.Financial Statements and Exhibits

    (b)Pro Forma Financial Statements.
    The pro forma information for the sale of the Bear Canyon III Office Building is not applicable for the year ended December 31, 1995, corresponding to the period of the Partnership's annual financial statements most recently filed with the Securities and Exchange Commission, due the Partnership's filing under the liquidation basis method of accounting.
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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           BY:       Brauvin Realty Partners, Inc.
                                     Corporate General Partner of
                                     Brauvin Real Estate Fund 3


                                     BY:    /s/ Jerome J. Brault
                                            Jerome J. Brault
                                            President and
                                            Chief Executive Officer


                                     DATE:  September 27, 1996

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